SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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[ ] [ ] [ ] [X] [ ]	Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c)orss. 240.14a-12

DREYFUS INVESTMENT GRADE BOND FUNDS, INC. (1 Series)
--Dreyfus Intermediate Term Income Fund
DREYFUS NEW LEADERS FUND, INC.
DREYFUS NEW YORK TAX EXEMPT INTERMEDIATE BOND FUND
DREYFUS PREMIER NEW YORK MUNICIPAL BOND FUND
DREYFUS SHORT-INTERMEDIATE GOVERNMENT FUND

(Name of Registrants as Specified in Their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Title of each class of securities to which transaction applies:_________________________
Aggregate number of securities to which transaction applies:________________________
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________________________________________________________________________
Proposed maximum aggregate value of transaction:_______________________________
Total fee paid:___________________________________________________________

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Date Filed:__________________________________

DREYFUS FAMILY OF FUNDS

**URGENT ACTION ITEM**

December 2002

Dear Stockholder:

          As a stockholder in the Dreyfus Family of Funds, you previously received a proxy statement and voting instruction form(s) or proxy card(s) asking for your participation on important proposals affecting your investment. Although the response to the proposals is overwhelmingly favorable, we have not received your vote, and your Fund is in jeopardy of not receiving the necessary stockholder participation on some or all of the proposals. The Special Meeting of Stockholders has therefore been rescheduled to January 21, 2003 to allow stockholders more time to participate. The meeting will be held at 11:00 a.m., Eastern time, at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York.

          After careful consideration your Fund’s Board members endorsed the proposals listed on the enclosed voting instruction form(s) or proxy card(s), and recommend that you vote in favor of each of them. We would greatly appreciate your voting today by utilizing one of the following convenient voting options:

1. Vote by Telephone. You may cast your vote by telephone by calling the toll free number listed on the enclosed voting instruction form(s) or proxy card(s). Have the control number found on your voting instruction form(s) or proxy card(s) ready when prompted.

2. Vote Through the Internet. You may cast your vote using the internet by logging on to the internet address located on the enclosed voting instruction form(s) or proxy card(s) and following the instructions on the website.

3. Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form(s) or proxy card(s) in the postage-prepaid return envelope provided.

          As mentioned above and for the reasons set forth in the Proxy Statement, your Board Members recommend a vote FOR all proposals and believe the proposals are in the best interest of stockholders of the Fund(s).

          If you have any questions, please call the Fund's proxy solicitor, D.F. King & Co., Inc. toll free at 1-800-769-7666.

YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY TO AVOID
ADDITIONAL SOLICITATION COSTS TO YOUR FUND(S).